U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2021

AKERS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-36268	22-2983783
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1185 Avenue of the Americas

3rd Floor

New York, New York USA 10036

(Address of principal executive offices, including zip code)

(856) 848-8698

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	AKER	The NASDAQ Capital Market

Item 1.01 Entry into a Material Definitive Agreement

Contribution and Assignment Agreement

As previously reported, on March 23, 2020, Akers Biosciences, Inc. (the “Company”) entered a membership interest purchase agreement (as amended by Amendment No. 1 on May 14, 2020, the “MIPA”) to acquire 100% of the membership interests of Cystron LLC (“Cystron”) from certain selling parties (the “Cystron Sellers”). Cystron is a party to a license agreement with Premas Biotech PVT Ltd. (“Premas”) whereby Premas granted Cystron, amongst other things, an exclusive license with respect to Premas’ vaccine platform for the development of a vaccine against SARS-CoV-2, a coronavirus currently causing a pandemic throughout the world (“COVID-19”).

On March 18, 2021, Akers and Cystron entered into a Contribution and Assignment Agreement (the “Contribution and Assignment Agreement”), by and among Akers, Cystron, Oravax Medical, Inc. (“Oravax”), and Premas. Pursuant to the Contribution and Assignment Agreement, Akers agreed to contribute (i) an amount in cash equal to $1,500,000 to Oravax and (ii) to cause Cystron to contribute substantially all of the assets associated with its business of developing and manufacturing Cystron’s COVID-19 vaccine candidate to Oravax (the “Contribution Transaction”). The Contribution Transaction shall not be effective until the earlier to occur of (i) the date that is 90 days after March 18, 2021 and (ii) the closing of the previously announced merger transaction with MyMD Pharmaceuticals, Inc. (the “MYMD Merger”). In consideration for Akers’ commitment to consummate the Contribution Transaction, Oravax issued to Akers 390,000 shares of its capital stock and assumed all of the obligations or liabilities in respect of the assets of Cystron, including the obligations under the license agreement with Premas. In addition, Oravax agreed to pay future royalties to Akers equal to 2.5% of all net sales of products (or combination products) manufactured, tested, distributed and/or marketed by Oravax or its subsidiaries.

Simultaneously with the entry into the Contribution and Assignment Agreement, Oravax entered into a license agreement with Oramed Ltd. and Oramed Pharmaceuticals, Inc. (collectively “Oramed”). Pursuant to the license agreement, Oramed has agreed to license certain technology for the oral delivery of pharmaceuticals to Oravax and to contribute $1,500,000 in cash to Oravax effective upon the consummation of the Contribution Transaction. In consideration of Oramed’s commitments, Oravax issued 1,890,000 shares of its capital stock to Oramed.

As a result of the issuance of Oravax shares to Oramed, Akers’ share ownership of Oravax consists of 13% of Oravax’s outstanding shares of capital stock. Akers, Oramed and the other shareholders of Oravax executed a shareholder’s agreement containing customary terms.

The Contribution and Assignment Agreement contains representations, warranties and covenants by Akers, Cystron and Oravax that are typical for this type of transaction.

Termination and Release Agreement

On March 18, 2020, Akers and the Cystron Sellers, which are also shareholders of Oravax, entered into a Termination and Release Agreement terminating the MIPA effective upon consummation of the Contribution and Assignment Agreement (the “Termination Agreement”). In addition, the Cystron Sellers agreed to waive any change of control payment triggered under the MIPA as a result of the MYMD Merger.

Amendment No. 1 to Agreement and Plan of Merger and Reorganization

On March 16, 2021, the Company, XYZ Merger Sub Inc., a Florida corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and MyMD Pharmaceuticals, Inc., a privately-held Florida corporation (“MYMD”), entered into an amendment (“Amendment No. 1”) to the previously announced Agreement and Plan of Merger and Reorganization (the “Original Merger Agreement” and as amended by Amendment No.1, the “Merger Agreement”). Pursuant to the Original Merger Agreement, immediately upon completion of the merger and the transactions contemplated in the Merger Agreement, (i) MYMD stockholders and optionholders will own approximately 80% of the fully diluted equity of the combined company, excluding certain warrants and subject to adjustment to the extent Akers’ net cash at the effective time of the MYMD Merger exceeds the minimum amount of net cash of $25 million (less certain advances, loans and payoff amounts) that Akers is required to have at closing pursuant to a formula set forth in the Merger Agreement (which after giving effect to such exclusion and adjustment is currently expected to be approximately 68.8% of the fully diluted equity of the combined company) and (ii) current Akers stockholders and holders of certain outstanding options and warrants to purchase shares of Akers common stock (excluding shares issuable upon exercise of options and warrants having an exercise price in excess of $1.72, prior to giving effect to any stock splits, combinations, reorganizations and the like with respect to Akers common stock between the announcement of the merger and the closing of the merger) and holders of outstanding restricted stock units will own the balance of the fully diluted equity of the combined company.

In addition, the Original Merger Agreement was also amended by Amendment No. 1 to, amongst other things, (a) allow for the Rights Agreement (“Rights Agreement”), dated as of September 9, 2020, between the Company and VStock Transfer LLC, as Rights Agent, to remain in existence following the merger, and (b) modify the closing condition requiring that, at the effective time of the merger, no preferred stock of the Company remain outstanding to exclude certain shareholders that are unable to convert their shares of the Company’s Series D Convertible Preferred Stock.

The foregoing are summaries of the Contribution and Assignment Agreement, Termination Agreement and Amendment No. 1 to the Merger Agreement and are qualified in their entirety by reference to the full text of each agreement which are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively.

Item 3.03 Material Modification to Rights of Security Holders

On September 9, 2020, the Company and VStock Transfer, LLC, as Rights Agent, entered into the Rights Agreement, which was previously announced in a Form 8-K filed on September 9, 2020. On March 18, 2021, the Rights Agreement was amended to ensure that any person holding MYMD common stock or options immediately prior to the effective time of the merger, together with any affiliate of any such person, shall be designated as an “Exempt Person” (as defined in the Rights Agreement) under the Rights Agreement.

The description of the Amendment No. 1 to Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is attached hereto as Exhibit 10.4.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

10.1	Contribution and Assignment Agreement, dated March 18, 2021 (incorporated herein by reference to Exhibit 10.48 to the Company’s Registration Statement on Form S-4/A filed with the Securities and Exchange Commission on March 19, 2021).

10.2

Termination and Release Agreement, dated March 18, 2021 (incorporated herein by reference to Exhibit 10.49 to the Company’s Registration Statement on Form S-4/A filed with the Securities and Exchange Commission on March 19, 2021).

10.3

Amendment No. 1 to Agreement and Plan of Merger and Reorganization, dated March 16, 2021 (incorporated herein by reference to Exhibit 2.2 to the Company’s Registration Statement on Form S-4/A filed with the Securities and Exchange Commission on March 19, 2021).

10.4

Amendment No. 1 to Rights Agreement, dated March 18, 2021 (incorporated herein by reference to Exhibit 4.19 to the Company’s Registration Statement on Form S-4/A filed with the Securities and Exchange Commission on March 19, 2021).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKERS BIOSCIENCES, INC.

Dated: March 19, 2021	/s/ Christopher C. Schreiber
Christopher C. Schreiber
President and Chief Executive Officer